UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Accolade, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following press release relating to the proposed acquisition of Accolade, Inc., a Delaware corporation (the “Company”), by Transcarent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger, dated January 8, 2025, by and among the Company, Parent and Acorn Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent. The press release below was first issued or made available on February 24, 2025.

Transcarent and Accolade Announce Expiration of Hart-Scott Rodino Waiting
Period for Pending Merger Transaction

San Francisco and Seattle, February 24, 2025 (GLOBE NEWSWIRE) – Transcarent, the One Place for Health and Care, and Accolade (NASDAQ:ACCD), a leader in health advocacy, expert medical opinions, and primary care, today announced the expiration of the waiting period under the Hart-Scott-Rodino (“HSR”) Antitrust Improvements Act of 1976 with respect to the previously announced merger between the two companies.

The transaction remains on track to be completed in the second quarter of calendar year 2025, subject to Accolade stockholder approval and satisfaction of other customary closing conditions.

Glen Tullman, Chief Executive Officer of Transcarent, said, “With this milestone behind us, we are one step closer to bringing together two companies that share a common vision for improving health and care for everyone. By integrating Transacrent’s industry-first, generative AI-powered WayFinding solution and comprehensive care experiences with Accolade’s advocacy, expert medical opinions, and primary care, we will deliver a solution that creates the next generation beyond traditional navigation.”

Rajeev Singh, Chief Executive Officer of Accolade, said, “We are excited to pass this important milestone and continue our work to join forces with Transcarent. All healthcare consumers deserve the right to make the best decisions for their health and wellbeing, and we believe this combination will empower them with the tools, technology, and empathetic human touch to achieve that goal.”

Advisors

Evercore serves as the exclusive financial advisor to Transcarent and Wilson Sonsini Goodrich & Rosati, Professional Corporation serves as legal advisor to Transcarent.

Morgan Stanley & Co LLC serves as exclusive financial advisor to Accolade and Cooley LLP serves as legal advisor to Accolade.

About Transcarent
Transcarent is the One Place for Health and Care, making it easy for people to access high-quality, affordable health and care. Transcarent offers a number of Care Experiences and WayFinding, a new experience powered by generative AI, that allows people to instantly access benefits navigation, clinical guidance and care delivery including on-demand care provided by physicians and other health and care professionals.

Transcarent is aligned with those who pay for healthcare (self-insured employers, health consumers, and the payors who support them) and creates a measurably better experience, higher-quality health, and lower costs. For more information, visit  www.transcarent.com and follow us on  LinkedIn or  X.

About Accolade
Accolade (Nasdaq: ACCD) is a Personalized Healthcare company that provides millions of people and their families with exceptional healthcare experiences so they can live their healthiest lives. Accolade’s employer, health plan, and consumer solutions combine virtual primary care and mental health, expert medical opinion, and best-in-class care navigation. These offerings are built on a platform that is engineered to care through predictive engagement of population health needs, proactive care that improves outcomes and cost savings, and addressing barriers to access and continuity of care. Accolade consistently receives consumer satisfaction ratings of over 90%. For more information, visit accolade.com. Follow us on LinkedIn, X, Instagram, and Facebook.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Accolade by Transcarent pursuant to the Agreement and Plan of Merger, dated as of January 8, 2025, by and among Accolade, Transcarent and Acorn Merger Sub, Inc.  Accolade filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders to be held in connection with the proposed transaction. Accolade is mailing the Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the proposed transaction. The Proxy Statement contains important information about the proposed transaction and related matters.  Before making any voting or investment decision, investors and security holders of Accolade are urged to carefully read the entire Proxy Statement (including any amendments or supplements thereto) and any other documents relating the proposed transaction that Accolade will file with the SEC or incorporated by reference when they become available because such documents will contain important information regarding the proposed transaction.

Investors and security holders of Accolade may obtain a free copy of the preliminary and definitive versions of the proxy statement, as well as other relevant filings containing information about Accolade and the proposed transaction, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from Accolade by going to Accolade’s Investor Relations page on its website (https://ir.accolade.com/) and clicking on the link titled “SEC Filings”.

Participants in the Solicitation

Accolade and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Accolade’s directors and executive officers and their ownership of the Accolade’s common stock is set forth in Accolade’s annual report on Form 10-K filed with the SEC on April 26, 2024, and Accolade’s proxy statement on Schedule 14A filed with the SEC on June 21, 2024 (the “Annual Meeting Proxy Statement”).  Please refer to the sections captioned “Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation,” and “Executive Compensation” in the Annual Meeting Proxy Statement. To the extent holdings of such participants in Accolade’s securities have changed since the amounts described in the Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the Proxy Statement.  Copies of these documents may be obtained, free of charge, from the SEC or Accolade as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “intend,” “maintain,” “might,” “likely,” “potential,” “predict,” “target,” “should,” “would,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed transaction with Transcarent. These statements are based on various assumptions, whether or not identified in this release, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Accolade. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction, result in the imposition of conditions that could reduce the anticipated benefits of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that Accolade’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to the anticipated benefits of the proposed transaction or other commercial opportunities not being fully realized or taking longer to realize than expected; the competitive ability and position of the combined company; risks related to uncertainty surrounding the proposed transaction and disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Accolade; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that either business may be adversely affected by other economic, business and/or competitive factors; the risk that restrictions during the pendency of the proposed transaction may impact either company’s ability to pursue certain business opportunities or strategic transactions; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Accolade to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and risk related to general market, political, economic and business conditions.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in Accolade’s Annual Report on Form 10‑K for the fiscal year ended February 29, 2024, Quarterly Reports on Form 10‑Q, Current Reports on Form 8‑K, the Proxy Statement and other filings made by Accolade from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of Accolade’s website (https://ir.accolade.com/) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Accolade presently does not know of or that Accolade currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. Accolade assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Media Contacts:
Transcarent
Leslie Krigstein
Leslie.krigstein@transcarent.com; 802-598-3305

Accolade
Accolade Media Relations
media@accolade.com

Accolade Investor Relations
IR@accolade.com